MAXXAM INC.

Limited Power of Attorney for
Securities Law Compliance

The undersigned, as an officer or director of MAXXAM Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints each of J. Kent Friedman, Bernard L. Birkel, Valencia A. McNeil, or Norma Romo Robertson, or any of them signing singly, and with full power of substitution or revocation, as the undersigned’s true and lawful attorney-in-fact, both individually and, as applicable, in the undersigned’s capacity as an officer and/or director of MAXXAM Inc. (the “Company”) to: (a) prepare, execute, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by any law or any rule or regulation of the SEC; (b) prepare and execute, and otherwise perform any such deeds as may be necessary or desirable to complete and file such Forms 144, Forms 4, and 5, and other forms, and any amendments thereto, as such attorney-in-fact shall in his or her discretion determine to be required or advisable pursuant to Rule 144 promulgated under the Securities Act of 1933, Section 16 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, or any successor laws, rules and regulations; and (c) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned.  The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agent (or substitutes) shall do or cause to be done by virtue hereof.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any of the forms described above with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.  The undersigned hereby revokes and terminates, effective as of the date hereof, any previous powers of attorney granted to any officer or employee of the Company relating to any matters that are the subject of this Power of Attorney and this instrument shall constitute notice of such action.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 16th day of August 2007.

Gilda Investments, LLC

By:	/s/ Charles E. Hurwitz
Charles E. Hurwitz
President

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